UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2021

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

-
New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BDGE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01            Other Events.

On January 8, 2021, Bridge Bancorp, Inc. (“the Company”), along with Dime Community Bancshares, Inc., announced the declaration by the Company of a quarterly cash dividend of $0.24 per share, payable on February 12, 2021 to the Company’s shareholders of record on February 5, 2021. The Company’s shareholders as of the record date will include the former shareholders of Dime Community Bancshares, Inc. following the expected February 1, 2021 consummation of the merger of equals between the Company and Dime Community Bancshares, Inc. Pursuant to the merger agreement dated July 1, 2020, Dime Community Bancshares, Inc. will not declare its typical quarterly dividend. As previously disclosed, each share of Dime Community Bancshares, Inc. common stock will be exchanged for 0.648 shares of the Company’s common stock at the closing of the transaction.  A copy of the press release announcing the dividend is attached as Exhibit 99.1 to this Current Report.

.

Item 9.01            Financial Statements and Exhibits.

(a)  Not Applicable.

(b)  Not Applicable.

(c)  Not Applicable.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 8, 2021.
104.1	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.

/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

Date: January 8, 2021